SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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BIOSANTE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2004

TO THE STOCKHOLDERS OF BIOSANTE PHARMACEUTICALS, INC.:

     The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, June 22, 2004, at 10:00 a.m., local time, at the O’Hare Hilton, O’Hare International Airport, Chicago, Illinois, for the following purposes:

1.	To elect seven persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To consider a proposal to ratify the appointment of Deloitte & Touche L.L.P. as our independent auditors for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on April 26, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at BioSante’s corporate offices beginning May 17, 2004 during normal business hours for examination by any stockholder registered on BioSante’s stock ledger as of the record date, April 26, 2004, for any purpose germane to the annual meeting.

     It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

/s/ Phillip B. Donenberg

Phillip B. Donenberg
Secretary

April 29, 2004
Lincolnshire, Illinois

Important: The prompt return of your proxy card will save the company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

i

 ii

111 Barclay Boulevard
Lincolnshire, Illinois 60069

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

June 22, 2004

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes

The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc. will be held on Tuesday, June 22, 2004, at 10:00 a.m., local time, at the O’Hare Hilton, O’Hare International Airport, Chicago, Illinois, for the purposes set forth in the Notice of Meeting.

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 26, 2004 will be entitled to vote at the meeting. As of that date, there were 14,769,813 shares of our common stock and 404,102 shares of our class C special stock outstanding. Each share of our common stock and class C special stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

Proxies

This proxy statement is being mailed to our stockholders beginning on or about April 29, 2004 in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders.

Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors, to mark, sign, date and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States.

Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the nominees for director listed in this proxy statement.

The Board of Directors recommends that you vote FOR the approval of all of the proposals set forth in the Notice of Meeting and FOR all of the nominees for director listed in this proxy statement.

Revocation of Proxies

Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•	giving written notice of your revocation to our Secretary,

•	filing a duly executed proxy bearing a later date with our Secretary, or

•	appearing at the Annual Meeting and filing written notice of revocation with our Secretary prior to use of the proxy.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (7,384,907 shares) and a majority of the outstanding shares of our class C special stock (202,052 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock and shares of our class C special stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A “broker non-vote” is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker has no discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, (1) the election of the seven nominees for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class, and (2) the approval of each of the other proposals described in this proxy statement, requires the affirmative vote of the holders of a majority of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class.

Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.

Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the seven nominees for directors listed in this proxy statement.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our bylaws will be considered.

Only a natural person present at the Annual Meeting who is either a BioSante stockholder or is acting on behalf of a stockholder may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of BioSante’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. BioSante will promptly deliver a separate copy of either document to any stockholder upon written or oral request to BioSante’s Investor Relations Department, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120. Any stockholder who wants to receive separate copies of BioSante’s Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact BioSante at the above address and phone number.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of April 15, 2004 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table on page 14 under the heading “Executive Compensation and Other Benefits,” (3) each of our directors and (4) all of our executive officers and directors as a group.

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

	Common Stock			Class C Special Stock		Common Stock and Common	Percent of Total
						Stock	Voting
Name	Number		Percent	Number	Percent	Equivalents	Power (1)
Louis W. Sullivan, M.D. (2)	30,246	(3)	*	100,000	24.7%	130,246	*
Stephen M. Simes (2)	543,838	(4)	3.6%	—	—	543,838	3.5%
Angela Ho (2)	77,137	(5)	*	100,000	24.7%	177,137	1.2%
Fred Holubow (2)	365,804	(6)	2.5%	—	—	365,804	2.4%
Peter Kjaer (2)	21,773	(7)	*	—	—	21,773	*
Ross Mangano (2)	1,984,162	(8)	13.3%	—	—	1,984,162	12.9%
Victor Morgenstern (2)	1,006,981	(9)	6.8%	—	—	1,006,981	6.6%
Edward C. Rosenow III, M.D. (2)	19,963	(10)	*	—	—	19,963	*
Steven J. Bell, Ph.D. (2)	49,239	(11)	*	—	—	49,239	*
Phillip B. Donenberg (2)	135,355	(12)	*	—	—	135,355	*
Leah M. Lehman, Ph.D. (2)	268,717	(13)	1.8%	—	—	268,717	1.8%
JO & Co.	1,396,004	(14)	9.3%	—	—	1,396,004	9.0%
Joseph Edelman	1,937,500	(15)	12.6%	—	—	1,937,500	12.3%
William Harris Investors, Inc.	1,145,997	(16)	7.6%	—	—	1,145,997	7.4%
Hans Michael Jebsen	425,000	(17)	3.6%	100,000	24.7%	525,000	3.5%
Marcus Jebsen	125,000	(18)	*	50,000	12.4%	175,000	1.2%
Avi Ben-Abraham, M.D.	1,042,980	(19)	7.1%	—	—	1,042,980	6.9%
All executive officers and directors as a group (11 persons)	4,503,215	(20)	29.1%	200,000	50.0%	4,703,215	28.8%

*	less than 1%.

(1)	In calculating the percent of total voting power, the voting power of shares of our common stock and shares of our class C special stock is combined.

(2)	Address: 111 Barclay Boulevard, Lincolnshire, Illinois 60069.

(3)	Dr. Sullivan’s beneficial ownership includes 15,000 shares of common stock issuable upon exercise of a stock option.

(4)	Mr. Simes’ beneficial ownership includes (i) 393,201 shares of common stock issuable upon exercise of stock options, (ii) 6,750 shares of common stock issuable upon exercise of warrants and 70,141 shares of common stock held by Mr. Simes’ trust and (iii) 200 shares of common stock held by Mr. Simes’ sons.

(5)	Ms. Ho’s beneficial ownership includes 5,000 shares of common stock issuable upon exercise of stock options.

(6)	Mr. Holubow’s beneficial ownership includes: (1) 6,250 shares of common stock issuable upon exercise of warrants and 10,000 shares of common stock issuable upon exercise of a stock option and (2) 210,000 shares of common stock and 75,000 shares of common stock issuable upon exercise of a warrant held by Panacea Fund, which Mr. Holubow is a Co-General Partner.

(7)	Mr. Kjaer’s beneficial ownership includes 10,000 shares of common stock issuable upon exercise of a stock option.

(8)	Mr. Mangano’s beneficial ownership includes: (1) 10,000 shares of common stock issuable upon exercise of a stock option, (2) 146,512 shares of common stock issuable upon exercise of a warrant and 1,498,349 shares of common stock held by JO & Co., of which Mr. Mangano is President, and (3) an aggregate of 199,999 shares of common stock and an aggregate of 99,998 shares of common stock issuable upon exercise of warrants held in various accounts, of which Mr. Mangano is an advisor and/or a trustee. Mr. Mangano has sole voting and dispositive power over these shares. See note (14) below.

(9)	Mr. Morgenstern’s beneficial ownership includes: (1) 10,000 shares of common stock issuable upon exercise of a stock option, (2) 96,500 shares of common stock issuable upon exercise of warrants, (3) 77,500 shares of common stock issuable upon exercise of warrants and 283,281 shares of common stock held by Mr. Morgenstern’s wife as trustee of the Morningstar Trust, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, (4) 10,000 shares of common stock issuable upon exercise of a warrant and 70,000 shares of common stock held by Mr. Morgenstern’s wife, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, and (5) 63,281 shares of common stock held by Resolute Partners L.P. Victor Morgenstern is managing director of Resolute Partners L.P.

(10)	Dr. Rosenow’s beneficial ownership includes 7,500 shares of common stock issuable upon exercise of stock options.

(11)	Dr. Bell’s beneficial ownership includes 47,675 shares of common stock issuable upon exercise of stock options and 188 shares of common stock issuable upon exercise of a warrant.

(12)	Mr. Donenberg’s beneficial ownership includes 120,256 shares of common stock issuable upon exercise of stock options and 1,125 shares of common stock issuable upon exercise of warrants.

(13)	Dr. Lehman’s beneficial ownership includes 89,690 shares of common stock issuable upon exercise of a stock option and 19,250 shares of common stock issuable upon exercise of warrants.

(14)	Includes 146,512 shares of common stock issuable upon exercise of a warrant. Ross Mangano, a director of BioSante, has sole voting and dispositive power over these shares. See note (8) above. The address for JO & Co. is 112 West Jefferson Boulevard, Suite 613, South Bend, Indiana 46634.

(15)	On February 5, 2004, Joseph Edelman reported in a Form 4 filed with the Securities and Exchange Commission that as of February 3, 2004, Joseph Edelman’s beneficial ownership included (i) 225,000 shares of common stock and 112,500 shares of common stock issuable upon exercise of a warrant held by Mr. Edelman and (ii) 1,050,000 shares of common stock and 550,000 shares of common stock issuable upon exercise of a warrant held by Perceptive Life Science Master Fund Ltd., a Cayman Islands company of the investment manager is Perceptive Advisors LLC, a Delaware limited liability company. Mr. Edelman is the managing member of Perceptive Advisors LLC. Mr. Edelman’s address is c/o First New York Securities, 850 Third Avenue, 8th Floor, New York, NY 10022.

(16)	On February 17, 2004, William Harris Investors, Inc. reported in a Schedule 13G as filed with the Securities and Exchange Commission that as of February 13, 2004, the William Harris Investors, Inc.’s beneficial ownership included 811,497 shares of common stock and an aggregate of 334,500 shares issuable upon exercise of warrants. William Harris Investors, Inc.’s address is c/o William Harris Investors, Inc., 2 North LaSalle Street, Suite 400 Chicago, IL 60602.

(17)	Mr. Jebsen’s address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(18)	Mr. Jebsen’s beneficial ownership includes 25,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen’s address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(19)	Dr. Ben-Abraham’s address is 22 Maskit Street, Suite MB-12550, Lumir Bldg., Herzelya Pituach, 46733, Israel.

(20)	The amount beneficially owned by all current directors and executive officers as a group includes 923,386 shares issuable upon exercise of warrants and stock options held by these individuals and 2,114,910 shares and 334,010 shares issuable upon exercise of warrants held by entities and individuals affiliated with these individuals. See notes (4), (6), (8), (9) and (14) above.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Number of Directors

Our bylaws provide that the Board of Directors will consist of at least one member, or such other number as may be determined by the Board of Directors or stockholders at an annual meeting. The Board of Directors has fixed the number of directors at seven.

Nominees for Director

The Board of Directors has nominated the following individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

•	Louis W. Sullivan, M.D.

•	Stephen M. Simes

•	Fred Holubow

•	Peter Kjaer

•	Ross Mangano

•	Victor Morgenstern

•	Edward C. Rosenow III, M.D.

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is seven.

Angelo Ho has chosen not to stand for re-election at the Annual Meeting in view of her other responsibilities and obligations. The Board of Directors thanks Ms. Ho for her many years of service to BioSante.

Dr. Sullivan currently serves on the board of directors of eight public companies, including several large U.S. corporations, such as 3M Corp., Bristol-Myers Squibb Company, Cigna Corporation, Georgia Pacific Corp., Equifax Inc., Henry Schein Inc. and United Therapeutics Corporation. Institutional Shareholder Services, a provider of proxy voting and corporate governance data services, has recently revised its policy position on the number of board seats held by directors. Under its new policy position, ISS will recommend “withholding” votes from directors who sit on more than six boards. In light of this new policy position, Dr. Sullivan has indicated to us that he intends to reduce his total public company directorships to six by the end of 2004. Dr. Sullivan has not made a final decision as to which boards he may leave. Despite this uncertainty as to whether Dr. Sullivan will serve his entire one-year term if he is re-elected at the Annual Meeting, the Nominating and Corporate Governance Committee has decided to recommend his nomination to the Board of Directors and the Board of Directors has decided to nominate and recommend a vote for the election of Dr. Sullivan as a director of BioSante at the Annual Meeting.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

Board Recommendation

The Board of Directors recommends a vote FOR the election of all of the nominees named above.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

The following table sets forth the name, age and principal occupation of each nominee for director, as of April 15, 2004, as well as how long each nominee has served as a director of BioSante.

			Director
Name of Nominee	Age	Principal Occupation	Since
Louis W. Sullivan, M.D. (1)(2)(3)(4)	70	President Emeritus of the Morehouse School of Medicine and Chairman of the Board of Directors of BioSante	1996

Stephen M. Simes	52	Vice Chairman, President and Chief Executive Officer of BioSante	1998

Fred Holubow (1)(3)(4)	65	Vice President of Pegasus Associates, an operating division of William Harris Investors	1999

Peter Kjaer (1)(3)	43	President and Chief Executive Officer of Jet-Asia Ltd.	1999

Ross Mangano (2)(3)	58	President of Oliver Estate, Inc.	1999

Victor Morgenstern (3)	61	Chairman of the Board of Trustees of The Oakmark Funds and Managing Director of Resolute Partners L.P.	1999

Edward C. Rosenow III, M.D. (3)(4)	69	Master Fellow of the American College of Physicians and the American College of Chest Physicians	1997

(1)	Member of the Audit and Finance Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Member of the Scientific Review Committee

Other Information About Board Nominees

The Honorable Louis W. Sullivan, M.D. has been our Chairman of the Board of Directors since March 1998 and has been a director of our company since its formation. Dr. Sullivan served as Secretary of Health and Human Services in the cabinet of President George H.W. Bush from 1989 to 1993. Since retiring from the Bush Administration, Dr. Sullivan has been associated with the Morehouse School of Medicine in Atlanta, Georgia. Currently, he serves as President Emeritus and he previously served as President and Dean of the School from 1981 to 1985 and as President from 1985 to 1989 and from 1993 to 2002. Dr. Sullivan serves on the board of directors of 3M Corp., Bristol-Myers Squibb Company, Cigna Corporation, Georgia Pacific Corp., Equifax Inc., Henry Schein Inc. and United Therapeutics Corporation.

Stephen M. Simes has served as our Vice Chairman, President and a director of our company since January 1998 and Chief Executive Officer since March 1998. From October 1994 to January 1997, Mr. Simes was President, Chief Executive Officer and a director of Unimed Pharmaceuticals, Inc., a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Savient Pharmaceuticals Inc. (formerly, Bio-Technology General Corp.), and from 1993 to 1994, Mr. Simes served as Senior Vice President and director of Savient Pharmaceuticals Inc. Mr. Simes’ career in the pharmaceutical industry started in 1974 with G.D. Searle & Co. (now part of Pfizer Inc.).

Fred Holubow was elected a director of our company in July 1999. Mr. Holubow has been a Vice President of Pegasus Associates since he founded Pegasus in 1982. Pegasus Associates is currently an operating division of William Harris Investors, a registered investment advisory firm. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow has served on the boards of ThermoRetec Corporation, Savient Pharmaceuticals Inc. (formerly, Bio-Technology General Corp.), Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

Peter Kjaer has been a director of our company since July 1999. Mr. Kjaer has been President and Chief Executive Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996.

Ross Mangano was elected a director of our company in July 1999. Mr. Mangano has been the President and a director of Oliver Estate, Inc., a management company specializing in investments in public and private companies, since 1971. He serves on the board of directors of Orchard Software Corporation, a private company, and U.S. RealTel Inc.

Victor Morgenstern was elected a director of our company in July 1999. Mr. Morgenstern has more than 32 years of investment experience and is the Chairman of the Board of Trustees of The Oakmark Funds, an open-end registered investment company, and serves as managing director of Resolute Partners L.P. and Chairman and principal of Valor Equity Partners, LLC, a private equity fund. He is a trustee of the Illinois Institute of Technology.

Edward C. Rosenow, III, M.D. has been a director of our company since November 1997. Dr. Rosenow is a Master Fellow of the American College of Physicians as well as Master Fellow the American College of Chest Physicians. Dr. Rosenow was the Arthur M. and Gladys D. Gray Professor of Medicine at the Mayo Clinic from 1988 until his retirement in 1996. Beginning with his residency in 1960, Dr. Rosenow has worked at the Mayo Clinic in many professional capacities including as a Consultant in Internal Medicine (Thoracic Diseases) from 1966 to 1996, an Assistant Professor, Associate Professor and

Professor of Medicine at the Mayo Clinic Medical School, President of the Mayo Clinic Staff in 1986, and Chair of the Division of Pulmonary and Critical Care Medicine from 1987 to 1994. Dr. Rosenow has also served as a consultant to NASA, space station FREEDOM at the Johnson Space Center in Houston, Texas from 1989 to 1990 and as the President of the American College of Chest Physicians from 1989 to 1990. In 1998, he received the Mayo Distinguished Alumnus Award.

Information About the Board of Directors and its Committees

The Board of Directors has reviewed all transactions or relationships between each director, or any member of his or her immediate family and BioSante, its senior management and its independent auditor. Based on this review and as required by the independence standards of the American Stock Exchange, the Board has affirmatively determined that all of the directors, except Mr. Simes, are “independent” within the meaning of the listing standards of the American Stock Exchange.

The Board of Directors met six times during 2003. All of the directors attended at least 75% of the meetings of the Board of Directors during 2003. It is the policy of the Board of Directors that directors standing for reelection should attend our annual meeting of stockholders if their schedules permit. Last year, all directors, except Peter Kjaer, attended the annual meeting of stockholders.

The Board of Directors has a standing Audit and Finance Committee, Compensation Committee, Nominating and Corporate Governance Committee and Scientific Review Committee.

Audit and Finance Committee. The Audit and Finance Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of BioSante as established by management. The Committee’s primary responsibilities include:

•	overseeing BioSante’s financial reporting process on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

•	having sole authority to appoint, retain and oversee the work of BioSante’s independent auditor and establishing the compensation to be paid to the independent auditor;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by BioSante’s employees of concerns regarding questionable accounting or auditing matters;

•	pre-approving all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the Securities and Exchange Commission; and

•	overseeing BioSante’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of BioSante’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Exhibit A.

The Audit and Finance Committee currently consists of Mr. Kjaer, Dr. Sullivan and Mr. Holubow.

The Audit and Finance Committee must be composed entirely of directors who are not employees of BioSante and have no relationship to BioSante that would interfere with a director’s independence from management and BioSante, including independence within the meaning of applicable listing standards of the American Stock Exchange. Each member must be “financially literate” under recently revised American Stock Exchange listing standards, or become financially literate within a reasonable period of time after appointment. The Chair of the committee must have such accounting or related financial management expertise as to be considered a “financial expert” under rules of the Securities and Exchange Commission adopted pursuant to requirements of the Sarbanes-Oxley Act of 2002. The Board has determined that all members of the committee are independent and financially literate under the recently revised American Stock Exchange listing standards and that Audit Committee Chair, Mr. Kjaer meets the definition of “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B under the Securities Act of 1934, as amended, as a result of Mr. Kjaer’s experience in senior corporate executive positions with financial oversight responsibilities, including President and Chief Executive Officer of Jet-Asia Ltd. as well as the General Manager and a director of the Gallery of Contemporary Living Ltd.

Additional information regarding the Audit and Finance Committee and our independent auditor is disclosed under the Audit and Finance Committee Report and Proposal Two of this proxy statement. The Audit and Finance Committee met three times during 2003. All of the committee members attended 75% of the meetings of the Audit and Finance Committee during 2003, except Mr. Kjaer.

Compensation Committee. The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of BioSante’s executive officers and reviews, assesses and approves overall company strategies for attracting, developing, retaining and motivating management. In so doing, the Compensation Committee, among other things:

•	establishes, and from time to time reviews and revises, corporate goals and objectives with respect to compensation for the Chief Executive Officer and the executive officers that directly report to the CEO;

•	reviews and approves salaries and other compensation applicable to the CEO and the executive officers that directly report to the CEO;

•	establishes and leads a process for determination of the compensation applicable to service on the Board by non-employee directors; and

•	administers BioSante’s equity compensation plans applicable to any employee of BioSante.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Exhibit B.

The Compensation Committee currently consists of Dr. Sullivan, Mr. Mangano and Ms. Ho, each of whom is considered “independent” under the American Stock Exchange listing standards. The Compensation Committee met two times during 2003. All of the committee members attended 75% or more of the meetings of the Compensation Committee during 2003.

Nominating and Corporate Governance Committee. The primary purposes of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members;

•	recommend director nominees for each annual meeting of BioSante’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the company and its employees in the conduct of the business and affairs of the company; and

•	develop and oversee the annual Board and Board Committee evaluation process.

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board and considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and/or stockholders. In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Secretary. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at BioSante’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date that BioSante first released or mailed its proxy statement to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The notice must set forth, among other things:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment;

•	the class and number of shares of BioSante capital stock which are beneficially owned by the nominee; and

•	any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

In selecting new directors, the Nominating and Corporate Governance Committee uses criteria that reflect the requirements of the listing standards of the American Stock Exchange with respect to independence and the following factors:

•	the appropriate size of BioSante’s board;

•	the needs of BioSante with respect to the particular talents and experience of its directors;

•	personal and professional integrity of the candidate;

•	level of education and/or business experience;

•	broad-based business acumen;

•	the level of understanding of BioSante’s business and the industry in which it operates and other relevant industries relevant to BioSante’s business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of BioSante;

•	strategic thinking and a willingness to share ideas; and

•	diversity of experiences, expertise and background.

The Nominating and Corporate Governance Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Exhibit C.

The Nominating and Corporate Governance Committee currently consists of Dr. Sullivan, Mr. Mangano, Mr. Morgenstern, Mr. Holubow, Dr. Rosenow, Mr. Kjaer and Ms. Ho, each of whom is considered “independent” under the American Stock Exchange listing standards. The Nominating and Corporate Governance Committee met once during 2003. All of the committee members attended 75% or more of the meetings of the Nominating and Corporate Governance Committee during 2003.

Scientific Review Committee. The Scientific Review Committee assists in evaluating potential new licenses or new products. The Scientific Review Committee currently consists of Dr. Sullivan, Mr. Holubow and Dr. Rosenow. The Scientific Review Committee did not meet during 2003.

Corporate Governance

In September 2003, the Board of Directors amended the Audit and Finance Committee Charter and in March 2004, the Board approved a Compensation Committee Charter and a Nominating and Corporate Governance Committee Charter. A copy of the amended Audit and Finance Committee Charter is attached to this proxy statement as Appendix A. Copies of the Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are attached to this proxy statement as Appendix B and C, respectively.

In December 2003, the Board adopted a Code of Conduct and Ethics. Our Code of Conduct and Ethics applies to all of our directors, executive officers, including our President and Chief Executive Officer and our Chief Financial Officer, and other employees, and meets the requirements of the Securities and Exchange Commission and the American Stock Exchange. A copy of our Code of Conduct and Ethics was filed as an exhibit to our annual report on Form 10-KSB. We intend to disclose any amendments to and any waivers from a provision of our Code of Conduct and Ethics on a current report on Form 8-K filed with the Securities and Exchange Commission within five business days following any such amendment or waiver.

The Nominating and Compensation Governance Committee expects to develop and recommend to the Board other corporate governance standards during the next year.

Director Compensation

Each of our non-employee directors is paid a $10,000 annual retainer in shares of our common stock and $1,000 for each board or committee meeting attended in person and $500 for each board or committee meeting attended via telephone in shares of our common stock. All of our directors are reimbursed for travel expenses for attending meetings.

Audit and Finance Committee Report

Notwithstanding anything to the contrary set forth in any of BioSante’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

The Audit and Finance Committee has reviewed and discussed BioSante’s audited financial statements for the fiscal year ended December 31, 2003 with BioSante’s management. The Audit and Finance Committee has discussed with Deloitte & Touche L.L.P., BioSante’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee has received the written disclosures and the letter from Deloitte & Touche L.L.P. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit and Finance Committee has discussed the independence of Deloitte & Touche L.L.P. with them.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to our Board of Directors that BioSante’s audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit and Finance Committee
Peter Kjaer, Chairman
Louis W. Sullivan, M.D.
Fred Holubow

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Other Compensation

The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers, who received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended December 31, 2003.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation
					Securities
					Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	Compensation ($)
Stephen M. Simes	2003	$323,400	$161,700		126,667	$27,239	(2)
Vice Chairman, President and	2002	308,000	92,400	(1)	108,507	44,585	(2)
Chief Executive Officer	2001	291,500	131,175		71,407	18,388	(2)

Phillip B. Donenberg	2003	166,215	49,865		79,166	14,347	(4)
Chief Financial Officer, Treasurer	2002	158,300	28,494	(3)	37,564	13,759	(4)
and Secretary	2001	150,000	45,000		21,547	13,592	(4)

Leah M. Lehman, Ph.D.	2003	199,500	59,850		79,167	13,200	(6)
Vice President, Clinical and	2002	190,000	34,200	(5)	79,071	12,700	(6)
Regulatory Affairs	2001	180,000	54,000		50,000	12,450	(6)

Steven J. Bell, Ph.D.	2003	140,000	42,000		—	12,000	(7)
Vice President, Research and	2002	120,000	21,600		33,025	11,500	(7)
Pre-Clinical Development	2001	102,000	30,000		5,000	11,250	(7)

(1)	Represents a cash bonus of $46,200 and a stock award of 19,660 shares of common stock valued at $46,200 in 2002.

(2)	Represents an auto allowance ($12,000 in 2003, $12,000 in 2002 and $12,000 in 2001), a 401(k) matching contribution ($7,000 in 2003, $6,000 in 2002 and $5,250 in 2001) and insurance premiums and taxes associated with the premiums ($8,239 in 2003, $26,585 in 2002 and $1,138 in 2001).

(3)	Represents a cash bonus of $14,247 and a stock award of 6,603 shares of common stock valued at $14,247 in 2002.

(4)	Represents an auto allowance ($7,200 in 2003, $7,200 in 2002 and $7,200 in 2001), a 401(k) matching contribution ($6,000 in 2003, $5,500 in 2002 and $5,250 in 2001) and insurance premiums paid and taxes associated with the premiums ($1,147 in 2003, $1,059 in 2002 and $1,142 in 2001).

(5)	Represents a cash bonus of $17,100 and a stock award of 7,277 shares of common stock valued at $17,100 in 2002.

(6)	Represents an auto allowance of ($7,200 in 2003, $7,200 in 2002 and $7,200 in 2001) and a 401(k) matching contribution of ($6,000 in 2003, $5,500 in 2002 and $5,250 in 2001).

(7)	Represents an auto allowance ($6,000 in 2003, $6,000 in 2002 and $6,000 in 2001) and a 401(k) matching contribution ($6,000 in 2003, $5,500 in 2002 and $5,250 in 2001).

Option Grants in Last Fiscal Year

The following table summarizes option grants during the fiscal year ended December 31, 2003 to or by each of the executive officers named in the Summary Compensation Table on page 14.

	Individual Grants (1)
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($ Per Share)(2)	Date
Stephen M. Simes	126,667 (3)	41.26%	$2.10	11/30/04
Phillip B. Donenberg	79,166 (3)	25.79%	$2.10	11/30/04
Leah M. Lehman, Ph.D.	79,167 (3)	25.79%	$2.10	11/30/04
Steven J. Bell, Ph.D.	—	—	—	—

(1)	All of the options granted to the individuals in this table were granted under our Amended and Restated 1998 Stock Plan.

(2)	The per share exercise price of each option granted in 2003 is equal to the fair market value of a share of our common stock on the date of grant.

(3)	This option vests upon a change of control of our company and remains exercisable for the remainder of its term.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes the number and value of options held by each of the executive officers named in the Summary Compensation Table on page 14 at December 31, 2003. None of these executive officers exercised any stock options during 2003.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at December 31, 2003		at December 31, 2003 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Simes	381,300	210,906	$451,046	$313,597
Phillip B. Donenberg	116,665	107,800	153,366	180,533
Leah M. Lehman, Ph.D.	67,387	140,851	9,638	180,776
Steven J. Bell, Ph.D.	39,342	23,683	34,838	6,426

(1)	Value based on the difference between the fair market value of one share of our common stock at December 31, 2003 ($4.10), and the exercise price of the options ranging from $2.10 to $6.70 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes outstanding options under the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan as of December 31, 2003. Options granted in the future under the plan are within the discretion of our Compensation Committee and therefore cannot be ascertained at this time.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to		Future Issuance Under
	be Issued Upon Exercise	Weighted-Average	Equity Compensation Plans
	of Outstanding	Exercise Price of	(excluding securities
	Options,	Outstanding Options,	reflected
Plan Category	Warrants and Rights	Warrants and Rights	in column (a))
Equity compensation plans approved by security holders	1,237,634	$3.13	762,366
Equity compensation plans not approved by security holders	0	N/A	0

Total	1,237,634	$3.13	762,366

Our only equity compensation plan under which shares of BioSante common stock may be issued is the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. We also have a deferred compensation plan which permits our executive officers to defer the receipt of any stock portion of their annual bonus and our non-employee directors to defer the receipt of their annual stock retainer and stock compensation for attending board and committee meetings. Any stock compensation deferred under this deferred compensation plan, however, is eventually paid out in shares of BioSante common stock under the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. We do not have any other equity compensation plans.

Employment Agreements

Simes Employment Agreement

In January 1998, we entered into a letter agreement with Stephen M. Simes pursuant to which Mr. Simes serves as our Vice Chairman, President and Chief Executive Officer. The term of this agreement continues until December 31, 2005, after which time the term will be automatically extended for three additional years unless on or before October 1 immediately preceding the extension, either party gives written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Simes is entitled to receive an annual performance bonus of up to 50% of his then base salary if certain performance criteria are met. If Mr. Simes is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Simes will receive health and dental benefits from BioSante during any severance period. Mr. Simes is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Donenberg Employment Agreement

In June 1998, we entered into a letter agreement with Phillip B. Donenberg pursuant to which Mr. Donenberg serves as our Chief Financial Officer. The term of this agreement continues until either party gives 30 days written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Donenberg is entitled to receive an annual performance bonus of up to 30% of his then base salary if certain performance criteria are met. If Mr. Donenberg is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Donenberg will receive health and dental benefits from BioSante during any severance period. Mr. Donenberg is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Employment Agreements with Other Executive Officers

We have entered into employment agreements with each of our other executive officers, Leah M. Lehman, Ph.D. and Steven J. Bell, Ph.D. These agreements provide for a fixed salary which may be adjusted from time to time by the Chief Executive Officer and the Compensation Committee of the Board. In addition, BioSante may pay each of these executive officers an annual performance bonus of up to 30% of their then base salary. The term of each of these employment agreements is for one year and will renew automatically every year unless either party gives the other party written notice of termination at least 30 days prior to the end of the then term of the agreement. If the executive officer’s employment is terminated as a result of death or disability, by BioSante without cause or by the executive officer for good reason, the officer will be entitled to a severance payment in an amount equal to his or her base salary for the shorter of (a) 12 months, in the case of Dr. Lehman, and six months, in the case of Dr. Bell, or (b) the date upon which the officer obtains full-time employment or a consulting position with another company. In addition, the executive officer will receive health and dental benefits from BioSante during any severance period. Each of these executive officers is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Change in Control Arrangements

Under our Amended and Restated 1998 Stock Plan, incentive awards granted under the plan will become fully exercisable following certain changes in control of our company, such as:

•	the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

•	the approval by our stockholders of any plan or proposal for the liquidation or dissolution of our company;

•	certain merger or business combination transactions;

•	more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

•	certain changes in the composition of our Board of Directors.

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

September 2002 Offering

In connection with our September 2002 best-efforts, self-underwritten public offering of our common stock, we sold an aggregate of 2,250,000 shares of our common stock for $2.00 per share for an aggregate purchase price of $4.5 million, to accredited investors, including certain existing stockholders, directors and officers of BioSante. Stephen M. Simes, including his trust and his sons, purchased an aggregate of 50,201 shares of common stock; Phillip B. Donenberg purchased 500 shares of common stock; Leah M. Lehman, Ph.D. purchased 114,000 shares of common stock; Victor Morgenstern, through his son, an affiliated trust and his wife, purchased an aggregate of 115,000 shares of common stock; Fred Holubow and an affiliated entity, purchased an aggregate of 67,500 shares of common stock; and Ross Mangano, through an affiliated entity, purchased 241,004 shares of common stock.

August 2003 Offering

In connection with our August 2003 private placement, we sold an aggregate of 4,791,982 shares of our common stock and warrants to purchase an aggregate of 2,395,993 shares of our common stock for $2.15 per unit, each unit consisting of one share of common stock and a warrant to purchase 0.50 shares of our common stock, for an aggregate purchase price of $10,302,764, to accredited investors, including certain existing stockholders, directors and officers of BioSante. Stephen M. Simes, through a trust, purchased 1,000 shares of common stock and a warrant to purchase 500 shares of common stock; Phillip B. Donenberg purchased 1,000 shares of common stock and a warrant to purchase 500 shares of common stock; Leah M. Lehman, Ph.D. purchased 1,000 shares of common stock and a warrant to purchase 500 shares of common stock; Victor Morgenstern, including an affiliated trust and his wife, purchased an aggregate of 293,000 shares of common stock and warrants to purchase 146,500 shares of common stock; Fred Holubow, through an affiliated entity, purchased 150,000 shares of common stock and a warrant to purchase 75,000 shares of common stock; and Ross Mangano, through an affiliated entity, purchased 293,023 shares of common stock and a warrant to purchase 146,512 shares of common stock.

Other Agreements with Affiliates

In January 2001, we entered into a consulting agreement with Scientific Research Development Corporation, a company owned and operated by Ronald B. McCright, Ph.D., the husband of Leah M. Lehman, Ph.D., an executive officer of BioSante. Under the agreement, Scientific Research Development Corporation provides us with database and statistical programming, database management, medical writing and project management services. In consideration for such services, we paid Scientific Research Development Corporation an aggregate of approximately $155,270 during the fiscal year ended December 31, 2003. This agreement was terminated on December 31, 2003.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Proposal 2)

Appointment of Auditors

The Board of Directors has appointed Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2004. Deloitte & Touche L.L.P. has acted as our independent auditors since January 1999. Prior to that date, Deloitte & Touche, C.A. in Canada acted as our independent auditors since our inception in August 1996.

Although it is not required to do so, the Board of Directors wishes to submit the selection of Deloitte & Touche L.L.P. to the stockholders for ratification. If our stockholders do not ratify the appointment of Deloitte & Touche L.L.P., another firm of independent auditors will be considered by the Board of Directors.

Representatives of Deloitte & Touche L.L.P. will be present at the Annual Meeting via telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax and Other Fees

The following table presents fees billed by Deloitte & Touche L.L.P. for the fiscal years ended December 31, 2003 and December 31, 2002.

	Aggregate Amount Billed
	by Deloitte & Touche L.L.P. ($)
	2003	2002
Audit Fees (1)	$36,000	$33,000
Audit-Related Fees (2)	$38,425	$15,250
Tax Fees	$0	$0
All Other Fees	$0	$0

(1)	Aggregate fees billed for professional services rendered by Deloitte for the audit of our annual financial statements by year, review of financial statement included in our quarterly reports on Form 10-QSB and other services normally provided in connection with our statutory and regulatory filings or engagements.

(2)	These other audit-related services consisted of review of registration statements and the issuance of consents. The Audit and Finance Committee has considered whether the provision of these services is compatible with maintaining Deloitte’s independence and has determined that it is.

Auditor Fees Pre-Approval Policy

In 2003, the Audit and Finance Committee amended its charter concerning approval of audit and non-audit services to be provided by the independent auditor to BioSante. The provision requires that the committee review and pre-approve annually the actual cost and types of audit services and the types of non-audit services to be performed by the independent public accountants. The committee may periodically pre-approve the retention of the independent auditor for any additional non-audit services. All services rendered by Deloitte & Touche L.L.P. were permissible under applicable laws and regulations and all services provided were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock and class C special stock, present in person or by proxy on this matter at the Annual Meeting, voting together as a single class, is necessary for the ratification of Deloitte & Touche L.L.P., as our independent auditors for the year ending December 31, 2004.

Board Recommendation

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2004.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

All Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended December 31, 2003, except that each of Messrs. Sullivan, Morgenstern, Mangano, Kjaer, Rosenow and Holubow and Ms. Ho failed to file timely a Form 4 reporting a stock award for director compensation received in December 2003 and each of Messrs. Sullivan, Rosenow and Kjaer failed to file timely a Form 4 reporting a stock award for director compensation received in July 2003. To date, all late Form 4 reports have been filed.

Stockholder Proposals For 2005 Annual Meeting

Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before December 31, 2004, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Any other stockholder proposals to be presented at the next Annual Meeting of Stockholders must be given in writing to our Secretary and received at our principal executive offices on or before March 15, 2005. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Secretary. If a proposal is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the Chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Secretary. The notice must set forth, among other things:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment;

•	the class and number of shares of BioSante capital stock which are beneficially owned by the nominee; and

•	any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Communications with Directors

Stockholders may communicate with the Board of Directors by sending correspondence, addressed to our Secretary, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, IL 60069, with an instruction to forward the communication to a particular director. Our Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

Copies of 2003 Annual Report

We have sent to each of our stockholders a copy of our Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2003. We will furnish a copy of any exhibit to our Form 10-KSB upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.

This request should be sent to:

BioSante Pharmaceuticals, Inc. 111 Barclay Boulevard Lincolnshire, IL 60069 Attn: Stockholder Information

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock and class C special stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

By Order of the Board of Directors,

/s/ Stephen M. Simes

Stephen M. Simes
Vice Chairman, President and
Chief Executive Officer

April 29, 2004
Lincolnshire, Illinois

APPENDIX A

BIOSANTE PHARMACEUTICALS, INC.
AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of BioSante Pharmaceuticals, Inc. (“BioSante”) known as the Audit and Finance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least three directors.

Each member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment and shall otherwise meet the independence requirements for serving on audit committees as set forth in the corporate governance requirements of the American Stock Exchange and under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, as the same may be amended from time to time.

Each member of the Committee shall be, while at all times a member of the Committee, generally knowledgeable in financial and auditing matters, specifically possessing the ability to read and understand fundamental financial statements, including BioSante’s balance sheet, statement of operations and statement of cash flows and shall meet the experience requirements for serving on audit committees as set forth in the corporate governance requirements of the American Stock Exchange, as may be amended from time to time. At least one member of the Committee shall be an “audit committee financial expert,” as defined under the federal securities laws and rules and regulations of the Securities Exchange Commission, as may be amended from time to time. In addition, at least one member of the Committee shall be “financially sophisticated” as such term is used in the corporate governance requirements of the American Stock Exchange, as may be amended from time to time. The same member of the Committee may serve as the audit committee financial expert and as the member who is financially sophisticated.

The Board shall be responsible for determining “independence” of Committee members and qualification of a member as an “audit committee financial expert” and/or as being “financially sophisticated.”

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chair will also maintain regular liaison with BioSante’s Chief Executive Officer, Chief Financial Officer and the lead independent audit partner.

Role

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of BioSante’s financial statements, and the legal compliance and ethics programs of BioSante as established by management and the Board and shall also perform any other related duties as directed by the Board. In fulfilling this role, the Committee is expected to maintain free and open communications with the independent auditor and the management of BioSante and shall meet at least once each quarter.

While the Committee has the responsibilities and powers set forth below in this charter under the headings “Authority” and “Responsibilities and Processes”, it is not the duty of the Committee to conduct audits or to determine that BioSante’s financial statements are fairly presented and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles. It is the role of the independent auditor to audit the financial statements.

Authority

The Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of BioSante. The Committee has the power to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary for these purposes and as otherwise necessary or appropriate to carry out its duties. BioSante shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for BioSante and for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Responsibilities and Processes

The Committee’s primary responsibilities include:

•	Overseeing BioSante’s financial reporting process on behalf of the Board and reporting the results or findings of its oversight activities to the Board.

•	Having sole authority to appoint, retain and oversee the work of BioSante’s independent auditor and establishing the compensation to be paid to the independent auditor. BioSante’s independent auditor shall report directly to the Committee.

•	Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by BioSante’s employees of concerns regarding questionable accounting or auditing matters.

•	Pre-approving all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the Securities and Exchange Commission, as may be amended from time to time.

•	Overseeing BioSante’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of BioSante’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee relating to its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and is not intended be a comprehensive list of all of the actions that the Committee will take in discharging its duties. These processes are:

•	Discussing with the independent auditor the objectivity and independence of the auditor and any relationships that may impact the auditor’s objectivity or independence and receiving from the independent auditor disclosures regarding its independence required by Independence Standards Board Standard No. 1 or any successor standard, as either may be amended from time to time, and written affirmation that the independent auditor is in fact independent, and taking any action, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor.

•	Overseeing the independent auditor relationship by discussing with the auditor the nature and scope of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee to report on any and all appropriate matters. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditor.

•	Discussing with the independent auditor and BioSante’s financial and accounting personnel, together and in separate sessions, the adequacy and effectiveness of the accounting and financial controls of BioSante and eliciting recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable.

•	Providing sufficient opportunity for the independent auditor to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of BioSante’s financial and accounting personnel and the cooperation that the independent auditor received during the course of the audit.

•	Discussing with management their review of the adequacy of BioSante’s disclosure controls and procedures, the effectiveness of such controls and procedures and any findings following such review.

•	Reviewing BioSante’s system to monitor, assess and manage risk and legal and ethical compliance program.

•	Discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 or any successor standard, as either may be amended from time to time.

•	Reviewing and discussing with management and the independent auditor prior to the filing of BioSante’s Annual Report on Form 10-KSB:

1.	BioSante’s annual financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such report.

2.	The selection, application and effects of BioSante’s critical accounting policies practices and the reasonableness of significant judgments and estimates made by management.

3.	Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.	All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition of BioSante and are required to be reported under the rules and regulations of the Securities and Exchange Commission.

5.	Any material written communications between the independent auditor and management;

6.	The independent auditor’s audit of the financial statements and its report thereon.

7.	Any significant findings and recommendations of the independent auditor and management’s responses thereto.

8.	Any significant changes in the independent auditor’s audit plan.

9.	Any serious difficulties or disputes with management encountered during the course of the audit.

10.	Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

11.	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

•	If deemed appropriate after such discussion, recommending to the Board that the audited financial statements be included in BioSante’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

•	Preparing a report to be included in BioSante’s proxy statement that states the Committee has:

1.	Analyzed and discussed the audited financial statements with management;

2.	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 or any successor standard, as either may be amended from time to time;

3.	Received from the independent auditor disclosures regarding the auditor’s independence required by Independence Standards Board Standard No. 1 or any successor standard, as either may be amended from time to time;

4.	Discussed with the independent auditor the auditor’s independence;

5.	Considered the audit and non-audit services provided by the independent auditor, and the fees paid for such services; and

6.	Recommended to the Board that the audited financial statements be included in BioSante’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

•	The Committee shall review in advance all announcements of interim and annual financial results, as well as any periodic guidance to be publicly released by BioSante, and discuss such announcements with management and the independent auditors.

•	Reviewing and discussing with management and the independent auditor prior to the filing of BioSante’s Quarterly Report on Form 10-QSB:

1.	BioSante’s interim financial statements and related footnotes and other financial information, including the information in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such report.

2.	The selection, application and effects of BioSante’s critical accounting policies practices and the reasonableness of significant judgments and estimates made by management.

3.	Alternative and preferred treatment of financial information under generally accepted accounting principles.

4.	All material arrangements, off-balance sheet transactions and relationship with any unconsolidated entities or any other persons which may have a material current or future effect on the financial condition of BioSante and are required to be reported under the rules and regulations of the Securities and Exchange Commission.

•	Reviewing and either approving or disapproving all related party transactions.

•	Submitting the minutes of all meetings of the Committee to, or discussing the matters discussed at each committee meeting with, the Board.

•	Reviewing and assessing the adequacy of this charter annually and recommend any proposed changes to the Board for its approval. The Committee shall provide a copy of this charter to management of BioSante so that it may be included as an appendix to BioSante’s proxy statement at least once every three years.

•	The Chairman of the Committee, or another Committee member designated by the Chairman, is authorized to act on behalf of the Committee with respect to required Committee responsibilities which arise between regularly scheduled Committee meetings, particularly those responsibilities related to pre-filing discussions (other than with respect to BioSante’s annual report on Form 10-KSB and quarterly reports on Form 10-QSB) with the independent auditors and management, as well as the pre-approval of non-audit services provided by the independent auditors, as necessary, as contemplated by the Committee’s policies and in accordance with the Securities and Exchange Commission’s regulations related to non-audit services. Any such pre-filing discussions and pre-approvals shall be reported to the Committee at a subsequent meeting.

Approved by the BioSante Pharmaceuticals, Inc.
Board of Directors
September 10, 2003

APPENDIX B

BIOSANTE PHARMACEUTICALS, INC.
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of BioSante Pharmaceuticals, Inc. (“BioSante”) known as the Compensation Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least two directors.

Each member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment and shall otherwise meet the independence requirements for serving on compensation committees, as set forth in the corporate governance requirements of the American Stock Exchange (or such other exchange or self-regulatory organization on which BioSante’s shares are listed for trading) and under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, as the same may be amended from time to time. The Board shall be responsible for determining “independence” of Committee members.

Each member of the Committee shall also be, while at all times a member of the Committee, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments, preparing minutes and reporting to the Board. The chair shall also maintain regular liaison with BioSante’s Chief Executive Officer.

Purpose

The primary purpose of the Committee is to:

•	discharge the responsibilities of the Board relating to compensation of BioSante’s executive officers;

•	review, assess and approve overall company strategies for attracting, developing, retaining and motivating management and employees; and

•	prepare any report that may be required by applicable law, including without limitation the Committee report on executive compensation for inclusion in the annual proxy statement, if required.

Authority

The Committee has the power and authority to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary or appropriate to carry out its duties and responsibilities. BioSante shall provide appropriate funding, as determined by the Committee, for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•	establish, and from time to time review and revise, corporate goals and objectives with respect to compensation for the Chief Executive Officer (“CEO”) and the executive officers that directly report to the CEO;

•	establish and lead a process for the full Board to evaluate the performance of the CEO in light of those goals and objectives;

•	establish and lead a process for the full Board to conduct an annual performance review for BioSante’s CEO;

•	review and approve salaries and other compensation applicable to the CEO and the executive officers that directly report to the CEO;

•	establish and lead a process for determination of the compensation applicable to service on the Board by non-employee directors;

•	administer BioSante’s equity compensation plans applicable to any employee of BioSante;

•	determine specific grants of options or other awards for all executive officers and general grant levels for other employees, under BioSante’s equity compensation plans;

•	administer BioSante’s incentive compensation plans applicable to BioSante’s executive officers, including the annual establishment of (i) eligible employees, (ii) performance goals, and (iii) target incentive compensation levels;

•	review BioSante’s policies with respect to employee benefit plans;

•	if required, produce an annual report on executive compensation for inclusion in BioSante’s proxy statement, in accordance with applicable rules and regulations;

•	perform any other activities consistent with this Charter, BioSante’s bylaws and governing law as the Committee or the Board deem appropriate;

•	undergo an annual review of the performance of the Committee pursuant to such process as may be established and modified from time to time by the Nominating and Corporate Governance Committee;

•	where appropriate, retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee;

•	meet as often as its members deem necessary to perform the Committee’s duties and responsibilities;

•	report regularly to the Board with regard to action taken by the Committee and any issues that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder;

•	prepare and submit the minutes of all meetings of the Committee to, and discuss the matters discussed at each committee meeting with, the Board; and

•	review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

Delegation to Subcommittees

The Committee shall have the power and authority to delegate any of its duties and responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Approved by the BioSante Pharmaceuticals, Inc.
Board of Directors
March 18, 2004

APPENDIX C

BIOSANTE PHARMACEUTICALS, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

Organization

There shall be a committee of the board of directors (the “Board”) of BioSante Pharmaceuticals, Inc. (“BioSante”) known as the Nominating and Corporate Governance Committee (the “Committee”). This charter shall govern the operations of the Committee.

Membership and Qualifications

The membership of the Committee shall be appointed by the Board and shall consist of at least two directors.

Each member of the Committee shall be, while at all times a member of the Committee, free of any relationship that, in the opinion of the Board, would interfere with the member’s individual exercise of independent judgment and shall otherwise meet the independence requirements for serving on nominating and corporate governance committees as set forth in the corporate governance requirements of the American Stock Exchange (or such other exchange or self-regulatory organization on which BioSante’s shares are listed for trading) and under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, as the same may be amended from time to time. The Board shall be responsible for determining “independence” of Committee members.

The Board shall appoint one member of the Committee as chair. The chair shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments, preparing minutes and reporting to the Board. The chair shall also maintain regular liaison with BioSante’s Chief Executive Officer.

Purpose

The primary purpose of the Committee is to:

•	identify individuals qualified to become Board members;

•	recommend director nominees for each annual meeting of BioSante’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders; and

•	be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the company and its employees in the conduct of the business and affairs of the company;

•	develop and oversee the annual Board and Board Committee evaluation process.

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Authority

The Committee has the power and authority to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary or appropriate to carry out its duties and responsibilities. BioSante shall provide appropriate funding, as determined by the Committee, for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•	make recommendations to the Board regarding the size and composition of the Board;

•	consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and/or stockholders using the following approach:

•	the criteria for selecting new directors shall reflect the requirements of the listing standards of the American Stock Exchange (or such other exchange or self-regulatory organization on which BioSante’s shares are then listed for trading) with respect to independence and the following factors: the appropriate size of BioSante’s board; the needs of BioSante with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of BioSante’s business and the industry in which it operates and other relevant industries relevant to BioSante’s business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of BioSante; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation;

•	the Committee will consider proposed nominees whose names are submitted to it by stockholders in accordance with the procedures set forth in BioSante’s bylaws.

•	recommend on an annual basis a slate of director nominees for approval by the Board of Directors and the stockholders;

•	review the appropriate committee structure of the Board and recommend to the Board for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed;

•	review at least annually BioSante’s corporate governance standards and recommend changes to the Board as deemed necessary;

•	generally advise the Board on emerging corporate governance matters for incorporation into BioSante’s policies and procedures;

C-2

•	develop, implement and administer an annual Board and Board Committee evaluation process;

•	perform any other activities consistent with this Charter, BioSante’s bylaws and governing law as the Committee or the Board deem appropriate;

•	undergo an annual review of the performance of the Committee pursuant to the process established as set forth above;

•	where appropriate, retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee;

•	meet as often as its members deem necessary to perform the Committee’s duties and responsibilities;

•	report regularly to the Board with regard to action taken by the Committee and any issues that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder;

•	prepare and submit the minutes of all meetings of the Committee to, and discuss the matters discussed at each committee meeting with, the Board; and

•	review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for its approval.

Delegation to Subcommittees

The Committee shall have the power and authority to delegate any of its duties and responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Approved by the BioSante Pharmaceuticals, Inc.
Board of Directors
March 18, 2004

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen M. Simes and Phillip B. Donenberg and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of BioSante Pharmaceuticals, Inc. held of record by the undersigned on April 26, 2004, at the Annual Meeting of Stockholders to be held on June 22, 2004, or any adjournment thereof.

☒ Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS

(INSTRUCTION: To vote for any individual nominee check the box next to the nominee’s name, to vote against any individual nominee check the withhold box next to the nominee’s name.)

FOR	WITHHOLD	NOMINEE
☐	☐	Louis W. Sullivan, M.D.
☐	☐	Victor Morgenstern
☐	☐	Ross Mangano
☐	☐	Stephen M. Simes
☐	☐	Fred Holubow
☐	☐	Edward C. Rosenow III, M.D.
☐	☐	Peter Kjaer

2.	RATIFICATION OF AUDITORS

Proposal to ratify the appointment of Deloitte & Touche L.L.P. as independent auditors for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.